Exhibit 10.1

June 10, 2013

VIA EMAIL: jbuono@alcco.com

and mzakkowalczyk@ALCCO.com

and VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Texas ALC Partners, L.P.

ALC Properties, Inc.

Assisted Living Concepts, Inc.

c/o Assisted Living Concepts, Inc.

Attn: Mary T. Zak-Kowalcczyk, Secretary

Attn: John Buono, Chief Financial Officer

W140 N 8981 Lilly Rd

Menomonee Falls, WI 53051

RE:	Fannie Mae Mortgage Loan Number 27-0002463 (“Mortgage Loan”), secured by, inter alia:

Goldfinch House, 18 Reeves Road, Bridgetown, New Jersey (“Goldfinch House”) (the “Mortgaged Property”).

Dear Borrower:

Reference is hereby made to the $38,400,000 Multifamily Note dated December 29, 2003 (the “Note”), executed by Texas ALC Partners, L.P. and ALC Properties, Inc. (together, the “Borrower”), payable to the order of Red Mortgage Capital, LLC, f/k/a Red Mortgage Capital, Inc. (the “Servicer”). The Note is secured by that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated December 29, 2003, and recorded, among other places, with the Recorder of Deeds of Cumberland County, New Jersey, in Book 3254, Page 17 (the “Goldfinch Security Instrument”). The Servicer assigned, negotiated and transferred the Note and the Goldfinch Security Instrument to Fannie Mae, the current owner and holder of the Note and the Goldfinch Security Instrument (“Fannie Mae”).

Reference is made to our letter to you dated August 24, 2012, as amended by our letters to you dated December 20, 2012 and January 28, 2013, each as accepted and agreed by Assisted Living Concepts, Inc. (“ALC”), Texas ALC Partners, L.P. and ALC Properties, Inc. (together, the “Previous Letters”) whereby Fannie Mae agreed to forbear from exercising any of its rights on account of the Existing Defaults, in exchange for (i) your prepayment on Chaparelle House, Cameron House and Goldfinch House by January 31, February 28, and June 30, 2013, respectively, and (ii) payment of a $30,000 extension fee. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Previous Letters. On January 31, 2013, and February 28, 2013, ALC made the required prepayments to Servicer. Subsequent to receiving such prepayments, Servicer and Fannie Mae have prepared and submitted for recording (i) for Chaparelle House, a Deed of Reconveyance, Substitution of Trustee, and Request for Full Reconveyance, and (ii) for Cameron House, a Deed of Release and Reconveyance.

Texas ALC Partners, L.P.

ALC Properties, Inc.

Assisted Living Concepts, Inc.

June 10, 2013

This letter hereby extends the date by which the Mortgage Loan shall be prepaid for Goldfinch House to the earlier of (i) the closing date of the merger of Aid Merger Sub, LLC (“Merger Sub”), an affiliate of TPG Capital, L.P., with and into ALC (the “Merger”) pursuant to the Agreement and Plan of Merger, among Aid Holdings, LLC, Merger Sub and ALC dated as of February 25, 2013, which Merger closing will include the payoff of the Mortgage Loan in its entirety or (ii) September 30, 2013.

Should we not timely receive sums sufficient to pay off the portion of the Note attributable to the Mortgaged Property as set forth in this letter, then the forbearance described in this letter and the Previous Letters shall be null and void, and we shall, at our option, proceed against any or all of the properties securing the Mortgage Loan, whether against the Mortgaged Property or otherwise under the Loan Documents, and in addition thereto, we may at our option proceed to exercise any or all of our rights at law, in equity, and under the Loan Documents, including, without limitation, the right to accelerate the Note.

Except as otherwise specifically modified hereby, the terms and conditions of the Previous Letters shall remain in full force and effect and are hereby reaffirmed and ratified.

Nothing contained herein shall be deemed to cure the Existing Defaults or waive any of the Lender’s rights and remedies arising because of the Borrower’s Existing Defaults. Rather, the Existing Defaults and Servicer’s rights and remedies arising therefrom on behalf of Fannie Mae are hereby preserved. However, if all of the conditions set forth in the Previous Letters, as further amended hereby, are fully and timely satisfied, for so long as no Event of Default other than the Existing Defaults occur, the Servicer on behalf of Fannie Mae agrees to forbear from exercising the rights and remedies which it is entitled to exercise as a result of the Existing Defaults with respect to the Borrower, the Key Principal and/or their assets. However, if an Event of Default occurs other than the Existing Defaults, the Servicer shall immediately be entitled to exercise and enforce all rights and remedies which are available to the lender under any of the Loan Documents, at law or in equity.

TIME IS STRICTLY OF THE ESSENCE AS TO ALL OF THE OBLIGATIONS OF THE BORROWER HEREUNDER.

Please evidence your agreement to the terms hereof by your signatures below, and return a fully executed copy of this letter to the undersigned. This letter agreement shall not be binding on Servicer or Fannie Mae unless and until a fully-executed copy is returned to the Undersigned.

Sincerely,

RED MORTGAGE CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Carla Young
Name:	Carla Young
Title:	Director

[Signatures of Borrower and Key Principal on Following Page]

Accepted and agreed to:

TEXAS ALC PARTNERS, L.P.

By:	/s/ John Buono
Name:	John Buono
Title:	VP & Treasurer

ALC PROPERTIES, INC.

By:	/s/ John Buono
Name:	John Buono
Title:	Treasurer

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ John Buono
Name:	John Buono
Title:	Sr. VP, CFO & Treasurer

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